Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our auditors’ report dated March 30, 2023 with respect to the consolidated financial statements of Rumble Inc. and its subsidiaries for the years ended December 31, 2022 and 2021 (which report expresses an unqualified opinion).

/s/ MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

April 13, 2023

Toronto, Canada